EXHIBIT 21.1

                              List of Subsidiaries

BE Aerospace, Inc.
BE Aerospace (USA), Inc.
BE Aerospace Netherlands BV
Royal Inventum, BV
BE Aerospace (UK) Holdings Limited BE Aerospace (Services) BV BE Aerospace (UK) Limited AFI Holdings Ltd.
CF Taylor (B/E) UK Limited
C.F. Taylor (Wales) Ltd.
B/E Aerospace Services, Inc.
Advanced Thermal Sciences Corporation
Acurex Corporation
B/E Aerospace International Ltd.
Nordskog Industries, Inc.
Burns Aerospace Europe (SARL)
BE Aerospace (France) SARL
BE Intellectual Property, Inc.
Aerospace Lighting Corporation
Flight Structures, Inc.
BE Aerospace Canada, Inc.
B/E Aerospace (Canada) Company
BE Aerospace El Salvador, Inc.
BE Aerospace El Salvador, Sociedad Amonima de Capital Variable BE Aerospace Australia, Inc.
IFE Sales, LLC
T.L. Windust Machine, Inc.
DMGI, Inc.
B/E Aerospace Machined Products, Inc.
Maynard Precision, Inc.
Modoc Engineering Corporation
T-Cube, Inc.
Denton Jet Interiors, Inc.
Modern Metals, Inc.
Nelson Aero Space, Inc.
M&M Aerospace Hardware, Inc.
M&M Aerospace Hardware SARL
M&M Aerospace Hardware GmbH
M&M Aerospace Hardware Ltd.